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                                                                Exhibit 23(c)(3)
                             SUMMIT INVESTMENT TRUST

                          CERTIFICATE NO. 3 OF TRUSTEES
                   REGARDING DESIGNATION OF SERIES OR CLASSES


         The undersigned, being all of the Trustees of Summit Investment Trust (the "Trust"), hereby certify the following:

         WHEREAS, the Board of Trustees, at its meeting on December 16, 1997, authorized and directed the establishment and designation of one additional series of shares of the Trust as a new Sub-Trust of the Trust, named the Summit Emerging Markets Bond Fund (the "Fund"), and the designation and classification of an unlimited number of shares of the Trust to the Fund;

                  NOW, THEREFORE, BE IT

                  RESOLVED, that this Certificate, upon its execution, shall, in accordance with Section 4.1 of Article IV of the Agreement and Declaration of Trust, as amended, of the Trust (the "Declaration"), evidence the action of the Trustees, taken pursuant to Article IV of the Declaration, to establish and designate the Fund as a separate series of shares of the Trust and as a Sub-Trust of the Trust, to designate and classify an unlimited number of shares of the Trust to the Fund and to provide that the shares of the Fund shall have the relative rights and preferences described in Article IV of the Declaration; and it is

                  FURTHER RESOLVED, that this Certificate may be executed in one or more counterparts, each of which shall be deemed an original, and when taken together shall constitute one and the same instrument.

         WITNESS the execution hereof as of this 16th day of December, 1997.



/s/ Theodore H. Emmerich            /s/   Dr. Bruce H. Olson
-------------------------           ------------------------------
THEODORE H. EMMERICH                        DR. BRUCE H. OLSON



/s/  Frederick Moss                 /s/  Steven R. Sutermeister
-------------------------           ------------------------------
FREDERICK MOSS                      STEVEN R. SUTERMEISTER


/s/ James F. Smith
-------------------------
JAMES F. SMITH

         Filed with the minutes of the proceedings of the Trust, as of this 16th day of December, 1997.
                                               /s/ Robert L. Tuch
                                               ------------------------------
                                               Robert L. Tuch
                                               Assistant Secretary